Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Equity Incentive Plan of Ceragon Networks Ltd. of our reports dated March 25, 2025, with respect to the consolidated financial statements of Ceragon Networks Ltd. and the effectiveness of internal control over financial reporting of Ceragon Networks Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel March 25, 2025	/s/ KOST FORER GABBAY & KASIERER A Member of EY Global